UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 10, 2011

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-32877	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 10, 2011, Pro-Pharmaceuticals, Inc. (the “Company”) issued a news release announcing that the Company has received the final tranche of $234,000 of its federal grant funding under the Qualifying Therapeutic Discovery Project and that its current cash position is approximately $8.1 million.

Item 7.01. Regulation FD Disclosure.

The Company is hereby furnishing the news release, a copy of which is attached hereto as Exhibit 99.1, which may contain material non-public information, pursuant to Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure,” which information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	News release dated February 10, 2011 entitled “Pro-Pharmaceuticals Receives Final Tranche of Funding From Federal Grant; Raises Cash Position To $8 Million”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: February 10, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated February 10, 2011 entitled “Pro-Pharmaceuticals Receives Final Tranche of Funding From Federal Grant; Raises Cash Position To $8 Million”